EXHIBIT 99.1

INTELLICELL BIOSCIENCES SIGNS MERGERAGREEMENT WITH MEDIA EXCHANGE GROUP

IntelliCell BioSciences Inc. signed a definitive Agreement and Plan of Merger with Media Exchange Group (OTCQB: CWLC), whereby IntelliCell will merge with and into Media Exchange Group through an exchange of shares with IntelliCell continuing as the surviving corporation. IntelliCell BioSciences Inc. is an emerging leader in regenerative medicine using adipose (fat) derived stromal vascular fraction containing adult stem cells.

The company has developed proprietary technologies that allow for the efficient and reproducible separation of stromal vascular fraction (branded “IntelliCell™”) containing adipose adult stem cells that can be performed in tissue processing centers and in doctor’s offices. The company currently has four such centers and is expected grow to 40 within a year. The company conducts its business under Section 361 of the FDA regulations for autologus homologous, minimal manipulation criteria. Regenerative medicine is a rapidly expanding set of innovative technologies that restore function by enabling the body to repair, replace, regenerate damaged aging or diseased cells, tissues and organs.

The company generates revenue by providing IntelliCells through its tissue processing centers to dermatologists, plastic surgeons, orthopedists, internists, as well as, a number of other medical specialties. In addition, the company will engage in clinical studies at major medical centers to obtain FDA approval for clinical indications for their IntelliCells™.

Over one hundred people have been commercially treated by these physicians with excellent results. For further information, please review the video: http://execvid.wistia.com/m/br1OqH

It is anticipated that the merger will be concluded by mid May.

Forward Looking Statements

Statements regarding financial matters in this press release other than historical facts are “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company’s future expectations, including future revenues and earnings, and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company’s actual results may differ materially from the expected results.

For more information about this topic, please contact Rachel Baer by e-mail at rachel@mediaexchangegroup.com, or investor relations at mxgi@mediaexchangegroup.com

Contact:

Media Exchange Group
Rachel Baer, 408-827-3083
rachel@mediaexchangegroup.com
or
Investor Relations
mxgi@mediaexchangegroup.com